Exhibit 15.1


           Consent of Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-127086) of Top Tankers Inc. of our report dated February 24, 2006, with respect to the consolidated financial statements of Top Tankers Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2005.


/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
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Athens, Greece
April 13, 2006



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